UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2015

INLAND REAL ESTATE INCOME TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-55146 (Commission File Number)	45-3079597 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective August 11, 2015, the board of directors (the “Board”) of Inland Real Estate Income Trust, Inc. (the “Company”) adopted and approved the Second Amended and Restated Bylaws (the “Amended Bylaws”) of the Company. The Amended Bylaws were adopted to accomplish, among other things, the following:

•	to require the Board to annually elect one of its members to be chairman of the Board;
•	to clarify that the members of the audit committee must be elected by the Board on an annual basis for a one year term or until their respective successors are elected and qualified;
•	to clarify that the members of any executive or other committee established by the Board must be elected at each annual meeting of the Board, subject to certain exceptions;
•	to clarify the designation of committee chairpersons; and
•	to remove the specific amounts of director compensation.

The description of the Amended Bylaws in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the Amended Bylaws attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

3.2	Second Amended and Restated Bylaws of Inland Real Estate Income Trust, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND REAL ESTATE INCOME TRUST, INC.

Date:	August 13, 2015	By:	/s/ David Z. Lichterman
		Name:	David Z. Lichterman
		Title	Vice President, Treasurer and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

3.2	Second Amended and Restated Bylaws of Inland Real Estate Income Trust, Inc.

4